Exhibit 99.1

CONTACTS
MEDIA CONTACT:	INVESTOR CONTACT:
Bob Nelson	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
408-826-6339	408-826-6000
Bob.Nelson@latticesemi.com	Rick.Muscha@latticesemi.com

Lattice Semiconductor Announces Stock Repurchase Program

HILLSBORO, OR - February 24, 2020 - Lattice Semiconductor (NASDAQ: LSCC), the low power programmable leader, today announced that its Board of Directors has authorized the Company to repurchase up to $40 million of its outstanding common stock over the next twelve months.

Sherri Luther, Chief Financial Officer, said, "This share repurchase program reflects the financial strength of our business and reinforces our commitment to building shareholder value.”

Under the program, Lattice may purchase shares of its common stock through open market and privately negotiated transactions at prices deemed appropriate by management. The timing and amount of repurchase transactions under this program will depend on market conditions, share price, corporate and regulatory considerations and other factors. The Company intends to conduct the program in compliance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The repurchase program may be suspended or discontinued by the Company at any time.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to: the amount of our outstanding capital stock we plan to or will purchase under the repurchase program. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 29, 2018, and Lattice’s quarterly reports filed on Form 10-Q. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support lets our customers quickly and easily unleash their innovation to create a smart, secure and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.
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